Exhibit 15
Telvent Deepens its Commitment to Smart Grid Industry Solutions
With Acquisition and Technology Investment
Telvent takes majority interest and invests in Telvent DMS, LLC to accelerate development and fortify its Smart Grid Solution Suite for the global Electric Industry
January 31, 2011 — Telvent (NASDAQ: TLVT), a leading real-time IT solutions and information provider for a sustainable world, announced today that it has entered into an agreement to acquire an additional stake and make an additional investment in Telvent DMS, LLC. The transaction also includes acquisition of energy management systems (EMS) applications and a new three year R&D plan which will enhance and extend its presence in global utility smart grid infrastructure investments.
Telvent will increase its stake in Telvent DMS to 57 percent. By increasing its investment for development in Telvent DMS, Telvent will enhance and further integrate its products, solutions and services portfolio including energy management systems (EMS) advanced distribution management systems (ADMS), electrical SCADA, network operations and planning, asset (GIS), outage (OMS) and meter data management (MDM) on a highly available, secure and integrated platform. Telvent expects that new customers, as well as its large base of existing utility customers, to be able to further improve operating efficiency, reduce costs and integrate real-time operations data with its enterprise in a way never before available from the market. The investment also supports the completion of an advanced EMS which provides a wide set of applications for efficient control of transmission and sub-transmission network operations. The advanced EMS tools will optimize large generation with power transmission and provide an integration of smart controls for generation from renewable resources.
According to Telvent’s CEO, Ignacio Gonzalez, “We believe that this expansion will make our Smart Grid Solution Suite the most differentiated and powerful solution in the market. Our existing and new customers will benefit even more from the full integration of information, optimized operations and security while leveraging the latest technologies, architectures and software delivery models as Telvent accelerates development of comprehensive strategies for the utility market.”
The investment will allow Telvent to enable modern utilities to respond to new distributed and renewable generation capacity coming online, leverage Volt/VAR control strategies, automate important substation and feeder assets and optimize network operations providing Demand Side Management (DSM) by using Advanced Metering Infrastructures (AMI) and enterprise applications.
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About Telvent
Telvent (NASDAQ: TLVT) is a global IT solutions and business information services provider that improves the efficiency and reliability of the world’s premier organizations. Telvent serves markets critical to the sustainability of the planet, including the energy, transportation, agriculture and environmental sectors. (www.telvent.com)
Investor Relations Contact
Manuel Fernandez Maza
Tel. +1 301 354 5432
Email: ir@telvent.com
Communications Department Contact
Patricia Malo de Molina
Tel. +34 954 93 71 11
Email: comunicacion@telvent.com
Forward Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are proceeded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this presentation, and involve certain risks and uncertainties. Telvent’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Telvent’s Annual Report on Form 20-F for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 18, 2010, and updated, if applicable, by Telvent’s Quarterly Report on Form 6-K for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 filed with the Securities and Exchange Commission on May 26, 2010, August 19, 2010 and November 24, 2010, respectively.
Telvent does not intend, and does not assume any obligation, to update or revise the forward-looking statements in this document after the date it is issued. In light of the risks and uncertainties described above, and the potential for variation of actual results from the assumptions on which certain of such forward-looking statements are based, investors should keep in mind that the results, events or developments disclosed in any forward-looking statement made in this document may not occur, and that actual results may vary materially from those described herein, including those described as anticipated, expected, targeted, projected or otherwise.